NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com
COPT Defense Appoints Britt A. Snider as Chief Operating Officer
COLUMBIA, MD (BUSINESS WIRE) November 13, 2023 – COPT Defense Properties (NYSE: CDP) (“COPT Defense” or the “Company”) announces the appointment of Britt A. Snider as Executive Vice President and Chief Operating Officer, effective December 1, 2023. Mr. Snider is an established commercial real estate executive with nearly 20 years of experience in development, asset management, property management and leasing, corporate operations, and corporate strategy.
Prior to joining COPT Defense, he served as Principal of Redbrick LMD, a diversified real estate investment and development company based in Washington, D.C., where he was a member of the senior leadership team overseeing the company’s development, asset management and leasing activities. Prior to Redbrick, Mr. Snider served as Senior Vice President at WS Development, a real estate investment and development company based in Chestnut Hill, Massachusetts, where he led the company’s mixed-use development initiatives outside of the Boston Seaport. Between 2006 and 2019, Mr. Snider served as Executive Vice President, Head of Commercial Asset Management and Principal, Development at JBG Smith (NYSE: JBGS), a mixed-use investment and development real estate investment trust, where he oversaw the company’s office portfolio and development activities. Previous to JBG, Mr. Snider worked in the Real Estate Investment Banking Group at Friedman Billings Ramsey.
Stephen E. Budorick, COPT Defense’s President and CEO, commented, “Britt has a proven track record of success in development and asset management on both the public and private side, as well as a robust network of relationships in the Washington, D.C. area. Britt’s leadership experience, strong financial acumen, and proven ability to create shareholder value, make him a great fit for the company.”
In his new capacity, Mr. Snider will manage the overall operations of the Company including asset management and leasing, property management, government services, and commercial development. His responsibilities will also include developing and executing strategies to expand the Company’s investment opportunities, predominantly regarding new development at existing Defense/IT Properties.
Mr. Snider received his B.A., Cum Laude, from Amherst College and his M.B.A. from the University of North Carolina’s Kenan-Flagler Business School.
About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of September 30, 2023, the Company’s Defense/IT Portfolio of 188 properties, including 24 owned through unconsolidated joint ventures, encompassed 21.3 million square feet and was 97.0% leased.
Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.
The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Source: COPT Defense Properties